UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT SOLICITATION STATEMENT
SCHEDULE 14A INFORMATION
Consent Solicitation Statement Pursuant to Section 14(a) Securities
Exchange Act of 1934

Filed by the Registrant  /   /

Filed by a party other than the Registrant /X/

Check the appropriate box:

/   / Preliminary Consent Solicitation Statement

/ /	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

/   / Definitive Consent Solicitation Statement

/   / Definitive Additional Materials

/X/ Soliciting material pursuant to Rule 14a-12

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV
(Name of Registrant as Specified in Its Charter)

Park G.P., Inc.
(Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/	No fee required

/   /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transactions applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee paid:

/   /    Fee paid previously with preliminary materials

/ /
 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the     offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:

Park G.P, Inc. ("Park"), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit consents to remove the current general partners of Boston Financial Qualified Housing Tax Credits L.P. IV, a Massachusetts limited partnership (the "Partnership") and elect Everest Housing Management, LLC, a California limited liability company ("Everest"), as the successor general partner of the Partnership.

On February 17, 2006, Anise, L.L.C. ("Anise"), an affiliate of Park, commenced a tender offer to acquire units of limited partnership in the Partnership pursuant to an Offer to Purchase dated February 20, 2005, as amended. On March 22, 2006, Anise mailed a letter to the limited partners of the Partnership in connection with its tender offer. A copy of the letter is attached as an exhibit to this filing.

THE PURCHASER ADVISES ALL UNIT HOLDERS OF THE PARTNERSHIP TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, THE ALTMAN GROUP, INC., AT ITS TOLL−FREE NUMBER: (800) 761-6532.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE PARK, EVEREST HOUSING MANAGEMENT, LLC, PACO DEVELOPMENT, L.L.C., ANISE, BOND PURCHASE, L.L.C., MCDOWELL INVESTMENTS, L.P. AND EVEREST HOUSING INVESTORS 2, LP. INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THE SCHEDULE 13D JOINTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2006, AND THE PRELIMINARY PROXY STATEMENT.

Exhibits

(a)(1)(vi)  Form of Letter to Unit Holders dated March 22, 2006.